EXHIBITS TO BE FILED BY EDGAR




Exhibits:


      Exhibit   B-2(a) - Execution form of GPU Guaranty.

      Exhibit   F-1(a) - Post-effective opinion of Thelen Reid & Priest
                         LLP, counsel for the Company.

      Exhibit   F-2(a) - Post-effective opinion of Ryan, Russell, Ogden
                         & Seltzer LLP, counsel for the Company.